Exhibit 10.6

NEITHER THIS OPTION NOR THE UNDERLYING COMMON SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS OPTION AND THE UNDERLYING COMMON SHARES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION COVERING SUCH OPTION OR SUCH SHARES, AS THE CASE MAY BE, UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATES SECURITIES LAWS, (II) THE CORPORATION FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

CYGNE DESIGNS, INC.

NON-QUALIFIED SHARE OPTION AGREEMENT

This Agreement is entered into this 25th day of April, 2008 by and between CYGNE DESIGNS INC,, a Delaware corporation with its offices located at 11 West 42nd Street, New York, New York 10036, (“Corporation”), and Samuel J. Furrow, Jr. (“Furrow”).

WHEREAS, the Corporation desires to retain Furrow’s services as Chief Executive Officer of the Corporation;

WHEREAS, this Option will provide equity incentives for Furrow to become and remain the Chief Executive Officer of the Corporation by granting such person options to purchase shares of the Corporation’s common stock (“Shares” or “Common Stock,” as the case may be);

WHEREAS, the Board has determined to grant to Furrow a non-qualified share option (“Option”) to purchase 1,000,000 shares upon and subject to the terms and conditions stated in this Agreement.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1. Grant of Option. Subject to the terms and conditions of this Agreement, the Corporation hereby grants to Furrow, during the period from the date of this Agreement until 5:00 p.m. local time on April 25* 2018 (“Expiration Date”), the option to purchase from the Corporation, from time to time, at a price of $0.30 per Share (“Exercise Price”), up to, but not to exceed, an aggregate of 1,000,000 Shares (“Option Shares”).

Section 2. Exercise of Option.

2.1 Date Exercisable. This Option shall be exercisable immediately by Furrow with respect to all of the Option Shares.

2.2 Manner of Exercise. This Option may be exercised in whole or in part by delivery to the Corporation, from time to time, of a written notice in substantially the form set forth in Exhibit A hereto, signed by Furrow, specifying the number of Option Shares that Furrow then desires to purchase, together with cash, certified check, or bank draft payable to the order of the Corporation, or other form of payment acceptable to the Corporation, for an amount of United States dollars equal to the Exercise Price of such shares.

This Option may also be exercised by means of a “cashless exercise” in which Furrow shall be entitled to receive a certificate for the number of Option Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the closing price on the Shares on the Trading Day of the date of such election;

(B)	=	the Exercise Price of this Option, as adjusted; and

(X)	=	the number of Shares issuable upon exercise of this Option in accordance with the terms of this Option by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Expiration Date, this Option shall be automatically exercised via cashless exercise pursuant to this Section 2.2.

2.3 Certificates. Promptly after any exercise in whole or in part of this Option by Furrow, the Corporation shall deliver to Furrow a certificate or certificates for the number of Option Shares with respect to which this Option was so exercised, registered in Furrow’s name.

2.4 Restrictive Legends. Each certificate for Shares issued to the Furrow or to a subsequent transferee (except as a result of a transfer determined by Corporation’s counsel to be free from such restrictions) shall include a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 4(2) OF THE 1933 ACT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF APPLICABLE STATES IN RELIANCE UPON APPLICABLE EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES LAWS OF SUCH STATES. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY THE CORPORATION AS HAVING ANY INTEREST IN THESE SHARES, IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR (ii) COMPLIANCE WITH APPLICABLE EXEMPTIONS FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS. THE CORPORATION MAY, IF IT DEEMS APPROPRIATE IN ITS SOLE DISCRETION, REQUIRE AN OPINION OF

COUNSEL SATISFACTORY TO THE CORPORATION THAT THE OFFER, SALE, HYPOTHECATION OR TRANSFER OF THESE SHARES IS EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.

2.6 Notice of Proposed Transfers. Prior to any proposed transfer of the Shares other than a transfer (i) subject to an effective registration statement under the 1933 Act, (ii) to an affiliate of Furrow which is an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act, provided that any such transferee shall agree to be bound by the terms of this Agreement, and (iii) to be made in reliance on Rule 144 under the 1933 Act, the holder thereof shall give written notice to the Corporation of such holder’s intention to effect such transfer, setting forth the manner and circumstances of the proposed transfer, which shall be accompanied by an opinion of counsel to the Corporation, confirming that such transfer does not give rise to a violation of the 1933 Act, satisfactory representation letters in form and substance reasonably satisfactory to the Corporation to ensure compliance with the provisions of the 1933 Act and letters in form and substance reasonably satisfactory to the Corporation from each such transferee stating such transferee’s agreement to be bound by the terms of this Agreement. Such proposed transfer may be effected only if the Corporation shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Shares shall be entitled to transfer such Shares in accordance with the terms of the notice delivered by the holder to the Corporation.

2.7 Registration. The Corporation will use its best efforts to file a registration statement on Form S-8 or S-3 for the underlying Shares under the 1933 Act as soon as is reasonably practical following the signing of this document, but in no event later than 45 days after demand is made by Furrow for such registration, unless delayed by Furrow. The Issuer shall seek to have such registration statement declared effective or to be effective as regards Furrow’s resales as soon after filing as is reasonably practicable.

2.8 Other Agreements Respecting Registration of Shares. In connection with the filing of a registration statement by the Corporation which covers any of the Shares, the parties agree that:

(a) The Corporation shall bear all reasonable costs and expenses to be incurred in connection with any registration statement covering any of the Shares, including printing costs, the fees of the registrant’s counsel and accountants, and SEC and NASD filing fees; however, the Corporation shall not be responsible for the fees and expenses of any counsel engaged by Furrow, or any underwriter engaged by Furrow, and shall not be responsible for the underwriters’, brokers’ or dealers’ commissions, fees, expenses, discounts or other compensation attributable to the offer or sale of any of the shares by Furrow.

(b) If the Corporation, conducts an underwritten offering for the account of the Corporation and the managing underwriter(s) advise the Corporation in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of common stock which may be sold by affiliates of the Corporation is necessary to facilitate and not adversely affect the proposed offering, then Furrow shall enter into the same restrictive “lock-up” agreements regarding sales of the Shares as the underwriter requires from other Corporation officers and directors.

(c) The Corporation shall not be obligated to register the offer and sale of any of the Shares if, at the time of the demand or request for registration or at the time thereafter up to the time of the filing of the registration statement, there has been any default or breach by Furrow in the terms of this Agreement.

Section 3. Nontransferability.

3.1 Restriction. This Option is not transferable by Furrow otherwise than by testamentary will or the laws of descent and distribution and, during Furrow’s lifetime, may be exercised only by Furrow or Furrow’s guardian or legal representative. Except as permitted by the preceding sentence, neither this Option nor any of the rights and privileges conferred thereby shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such option, right, or privilege shall be subject to execution, attachment, or similar process. Upon any attempt to transfer this Option, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option, right, or privilege, this Option and any such rights and privileges shall immediately become null and void.

3.2 Exercise in Event of Death or Disability. Whenever the word “Furrow” is used in any provision of this Agreement under circumstances when the provision should logically be construed to apply to Furrow’s guardian, legal representative, executor, administrator, or the person or persons to whom this Option may be transferred by testamentary will or by the laws of descent and distribution, the word “Furrow” shall be deemed to include such person or persons.

3.3. No Rights as Shareholder Prior To Exercise. Furrow shall not, by virtue hereof, be entitled to any rights of a shareholder in the Corporation, either at law or equity, unless and until this Option is exercised. The rights of Furrow are limited to those expressed in this Option and are not enforceable against the Corporation except to the extent set forth herein.

Section 4. Certain Adjustments.

4.1 Stock Dividends and Splits. If the Corporation, at any time while this Option is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on Shares or any other equity or equity equivalent securities payable in Shares (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon exercise of this Option), (B) subdivides outstanding Shares into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding Shares into a smaller number of shares, or(D) issues by reclassification of Shares any shares of capital stock of the Corporation, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Shares outstanding immediately after such event and the number of Shares issuable upon exercise of this Option shall be proportionately adjusted such that the aggregate Exercise Price of this Option shall remain unchanged. Any adjustment made pursuant to this Section 4.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

4.2 Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Shares (excluding treasury shares, if any) issued and outstanding.

4.3 Notice to Holder.

(a) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 4, the Corporation shall promptly mail to Furrow a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(b) Notice to Allow Exercise by Furrow. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or Options to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then, in each case, the Corporation shall cause to be mailed to Furrow at its last address, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or Options are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Furrow is entitled to exercise this Option during the period commencing on the date of such notice to the effective date of the event triggering such notice. Notwithstanding anything herein to the contrary, no notice to Furrow pursuant to this Section 4.3(b) shall be required at any time when Furrow is an executive officer or director of the Corporation.

Section 5. Officer’s Certificate. Whenever the number or kind of securities purchasable upon exercise of this Option or the Exercise Price shall be adjusted as required by the provisions of Section 4, the Corporation shall forthwith file with its Secretary or its Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer’s certificate showing the adjusted number and kind of securities purchasable upon exercise of this Option and the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer’s certificate shall be made available at all reasonable times for inspection by Furrow and the Corporation shall, forthwith after each such adjustment, mail by certified mail a copy of such certificate to Furrow. Notwithstanding anything herein to the contrary, no notice to Furrow pursuant to this Section 5 shall be required at any time when Furrow is an executive officer or director of the Corporation.

Section 6. No Effect On Powers of Corporation. The existence of this Option shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustments, recapitalizations, reorganization, or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred shares with rights greater than or affecting the Shares, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 7. No Waiver of Corporation’s Right to Terminate Employment. Nothing in this Agreement shall be construed to confer or shall be deemed to confer on Furrow any right to continue as an employee of the Corporation, or to continue any other relationship with, the Corporation or any parent or subsidiary of the Corporation, or limit in any way the right of the Corporation or its shareholders to terminate Furrow’s employment or other relationship at any time, with or without cause. If Furrow is terminated with or without cause, this agreement shall not be effected by such termination.

Section 8. Compliance With Securities Laws.

8.1 No Exercise Until Compliance. If the Corporation at any time determines that registration or qualification of the Shares or this Option under state or federal law, or the consent or approval of any governmental regulatory body, is necessary, then this Option may not be exercised, in whole or in part, until such registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation.

8.2 Investment Intent. If required by the Corporation at the time of any exercise of this Option as a condition to such exercise, Furrow shall enter into an agreement with the Corporation in form satisfactory to counsel for the Corporation by which Furrow (i) shall represent that the Shares are being acquired for Furrow’s own account for investment and not with a view to, or for sale in connection with, any resale or distribution of such Shares, and (ii) shall agree that, if Furrow should decide to sell, transfer, or otherwise dispose of any of such Shares, Furrow may do so only if the shares are registered under the Securities Act of 1933 and the relevant state securities laws, unless, in the opinion of counsel for the Corporation, such registration is not required, or the transfer in pursuant to the Securities and Exchange Commission Rule 144.

Section 9. Violation. Any provision of this Agreement to the contrary notwithstanding, this Option shall not be exercisable at any time, in whole or in part, if issuance and delivery of the Option Shares would violate any law or registration.

Section 10. Representations of Furrow. Furrow represents that he has been advised that he is not being represented in this transaction by the Corporation’s attorneys and that Furrow has been advised to seek separate legal counsel for advice in this matter.

Section 11. Notices. Any notice under this Agreement shall be in writing and shall be effective when actually delivered in person or three days after being deposited in the U.S. mail, registered or certified, postage prepaid and addressed to the party at the address stated in this Option or such other address as either party may designate by written notice to the other.

Section 12. Law Governing. This Option shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first above written.

FURROW		CYGNE DESIGNS INC.

/s/ Samuel Joseph Furrow, Jr.		/s/ Bernard Manuel
Name:	Samuel Joseph Furrow, Jr.	Name:	Bernard Manuel
Title:		Title:	Chairman & CEO

EXHIBIT A

NOTICE OF EXERCISE OF SHARE OF OPTION

I hereby exercise my Non-Qualified Share Option granted by CYGNE DESIGNS INC. (“Corporation”) and seek to purchase                      shares of common shares of the Corporation pursuant to said Option. I understand that this exercise is subject to all the terms and provisions of my Non-Qualified Share Option Agreement.

Enclosed is my check in the sum of $             in payment for such shares or              I elect a “cashless exercise” pursuant to Section 2.2.

Dated:                     ,

Signature

Address

Social Security Number

Receipt is hereby acknowledged of the delivery to me by CYGNE DESIGNS INC. of certificates for                      common shares of the Corporation purchased by me pursuant to the terms and conditions of Non-Qualified Share Option Agreement referred to above.

Date:                     ,

Signature